                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Star Gas Partners, L.P.



We consent to incorporation by reference in the registration statement to be filed on Form S-4 of Star Gas Partners, L.P. of our report dated December 14, 2000, relating to the consolidated balance sheets of Star Gas Partners, L.P. and Subsidiaries as of September 30, 1999 and 2000, and the related consolidated statements of operations, partners' capital and cash flows for each of the years in the three-year period ended September 30, 2000 and related schedule, which report appears in the September 30, 2000 annual report on Form 10-K of Star Gas Partners, L.P.

Additionally, we consent to incorporation by reference in the registration statement to be filed on Form S-4 of Star Gas Partners, L.P. of our report dated August 11, 2000, relating to the consolidated balance sheets of Meenan Oil Co., L.P. and Subsidiaries as of June 30, 1999 and 2000, and the related consolidated statements of income and partners' deficit and cash flows for each of the years in the three-year period ended June 30, 2000, which report appears in the August 3, 2001 current report on Form 8-K of Star Gas Partners, L.P.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Stamford, Connecticut
October 30, 2001